Exhibit 99.1
Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
Monday, August 7, 2006
COGDELL SPENCER INC. REPORTS
SECOND QUARTER 2006 FINANCIAL RESULTS
Charlotte, N.C. (August 7, 2006) - Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers, today announced financial results for the quarter ended June 30, 2006.
Cogdell Spencer Inc. reports Funds from Operations (FFO) per share and unit of $0.33 and net loss per share of $0.27 for the three months ended June 30, 2006. FFO per share and unit for the six months ended June 30, 2006 was $0.66 and net loss per share was $0.46.
FFO for the three months ended June 30, 2006 was $4.1 million, or $0.33 per share and unit, basic and diluted. The weighted average number of basic and diluted shares and units outstanding totaled 12,340,390 and 12,362,288, respectively, for the quarter ended June 30, 2006. FFO for the six months ended June 30, 2006 was $8.2 million, or $0.66 per share and unit, basic and diluted. The weighted average number of basic and diluted shares and units outstanding totaled 12,339,208 and 12,363,833, respectively, for the six months ended June 30, 2006.
Net loss was $2.2 million for the three months ended June 30, 2006, or $0.27 per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 7,975,351 for the quarter ended June 30, 2006. Net loss was $3.7 million for the six months ended June 30, 2006, or $0.46 per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 7,974,169 for the six months ended June 30, 2006.
“Our year-to-date results are in line with our internal plan and we are optimistic about our expectations for the remainder of 2006,” said Charles Handy, Chief Financial Officer for Cogdell Spencer Inc. “Our core portfolio that was in place at the time of our IPO continues to provide a solid and reliable base and we are very pleased with the performance of our 2006 acquisitions.”
As of June 30, 2006, the Company’s portfolio consisted of 49 wholly-owned properties and eight joint venture properties, comprising a total of approximately 2,884,000 square feet. The overall percentage of leased space at the Company’s wholly-owned properties as of June 30, 2006, was 94.1%.

Financing
As of June 30, 2006, the Company had $85.9 million outstanding under the Company’s unsecured credit facility.
Second Quarter Dividend
On June 9, 2006, the Company announced that its Board of Directors had declared a quarterly dividend of $0.35 per share of common stock payable on July 19, 2006 to stockholders of record on June 21, 2006. The dividend covers the second quarter of 2006.
Development
Since June, the Company has broken ground on two new development projects. The first, announced on June 15, 2006, expands the Company’s presence in the Grand Strand region of South Carolina. Carolina Forest Medical Plaza, a 39,000 rentable square foot project, is due for completion in the second quarter of 2007.
Last month, the Company broke ground on a rehabilitation hospital in Lancaster, Pennsylvania. This 52,800 square foot development project represents a new client relationship and is the eleventh state for Cogdell Spencer’s footprint. In addition to the development of this project, Cogdell Spencer staff will be located on the property. The Company will also be developing a second project with Lancaster General Hospital, with more details to follow later in the third quarter.
“Cogdell Spencer continues to grow through development by expanding in our existing markets and launching into new markets,” said Frank Spencer, President and Chief Executive Office of Cogdell Spencer Inc. “We remain focused on pursuing development opportunities with non-profit hospitals that hold dominant market share and strong local decision making.”
Property Disposition
On July 17, 2006, the Company sold the property known as Cabarrus Pediatrics to NorthEast Medical Center. The sales price was $1.9 million, and the Company expects to record a gain on the sale during the third quarter of 2006.

Outlook
Cogdell Spencer’s management reiterates its guidance that FFO per share for the year ending December 31, 2006 is expected between $1.37 and $1.39. A reconciliation of the range of projected net loss to projected FFO for the year ending December 31, 2006 is below:

(In thousands, except per share and unit data)
Net loss before minority interests in Operating Partnership	$(8,100)	- -	$(7,900)
Plus: Real estate related depreciation and amortization	25,000	- -	25,100

Funds from Operations (FFO)	$16,900	- -	$17,200

FFO per share and unit — diluted	$1.37	- -	$1.39

Total shares and units outstanding — diluted	12,365		12,365

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to occupancy levels, interest rates, and the amount and timing of acquisitions. The Company’s actual results may differ materially from these estimates and are subject to the Company’s filings with the Securities Exchange Commission. The Company does not undertake to update this guidance for any future developments that may affect its business.
Supplemental operating and financial data are available in the Investors Relations section of the Company’s Web site at www.cogdellspencer.com.
The Company commenced operations on November 1, 2005, and as such, comparisons to the prior year period have not been included in this press release. Combined financial results for the Company’s Predecessor are available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and, for comparative purposes, second quarter 2005 financial results will be available in the Company’s Form 10-Q for the three and six months ended June 30, 2006, to be filed with the United States Securities and Exchange Commission on or before August 14, 2006.
The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three and six months ended June 30, 2006. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. The Company presents FFO because it considers it an important supplemental measure of operational performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO is included as an attachment to this press release.
Conference Call
Cogdell Spencer will host a conference call to discuss its first quarter results on Monday, August 7, 2006, at 3:00 p.m. EST. Investors are invited to participate in the call by dialing (866) 383-8003 (domestic) or (617) 597-5330 (international). The participant passcode is 92564486. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q2 2006 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com. A playback will begin at 6:00 p.m. on August 7, 2006 and will be available until August 14, 2006. To access the playback, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and enter the passcode 25006268. The replay can be accessed through the Internet at www.cogdellspencer.com through the “Q2 2006 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered and self-managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. At present, the Cogdell Spencer Inc. portfolio consists of 48 wholly owned properties, eight joint venture properties, and 19 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the Company’s Web site at www.cogdellspencer.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; our ability to obtain future financing arrangements; our ability to renew ground leases; defaults by tenants; and changes in the reimbursement available to our tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s Form 10-K for the year ended December 31, 2005. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2006	June 30, 2006
Revenues:
Rental	$13,381	$25,098
Other	597	1,492

Total revenues	13,978	26,590
Expenses:
Property operating	4,855	9,089
General and administrative	1,580	3,435
Depreciation and amortization	7,466	13,926
Interest	3,393	5,784

Total expenses	17,294	32,234
Loss from continuing operations before equity in earnings of unconsolidated real estate partnerships, minority interests in real estate partnership, and minority interests in Operating Partnership	(3,316)	(5,644)
Equity in earnings of unconsolidated real estate partnerships	—	5
Minority interests in real estate partnership	(22)	(53)
Minority interests in Operating Partnership	1,177	2,008

Loss from continuing operations	(2,161)	(3,684)
Discontinued operations:
Loss from discontinued operations	(7)	(11)
Minority interests in Operating Partnership	2	4

Total discontinued operations	(5)	(7)

Net loss	$(2,166)	$(3,691)

Basic and diluted loss per share	$(0.27)	$(0.46)

Weighted average common shares — basic and diluted (1)	7,975	7,974

(1)	25 shares of unvested restricted common stock are anti-dilutive due to the net loss.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	June 30, 2006	December 31, 2005
Assets
Real estate:
Operating real estate properties	$337,233	$258,744
Less: Accumulated depreciation	(12,666)	(2,699)

Total operating real estate properties, net	324,567	256,045
Construction in progress	2,603	1,099
Real estate properties, net — held for sale	1,337	1,379

Total real estate	328,507	258,523
Cash and cash equivalents	870	9,571
Restricted cash	899	779
Investment in capital lease	6,346	6,499
Acquired above market leases, net	1,024	852
Acquired in place lease value and deferred leasing costs, net	21,624	21,220
Acquired ground leases, net	2,992	2,768
Deferred financing costs, net	829	913
Goodwill	2,875	2,875
Other assets	4,134	4,331
Other assets — held for sale	142	151

Total assets	$370,242	$308,482

Liabilities and stockholders’ equity
Notes payable under line of credit	$85,850	$19,600
Mortgage loans	143,119	139,374
Accounts payable and accrued liabilities	6,653	4,857
Accrued dividends and distributions	4,326	—
Acquired below market leases, net	3,455	2,893
Other liabilities — held for sale	1,256	1,272

Total liabilities	244,659	167,996
Minority interests	57,100	62,018
Stockholders’ equity	68,483	78,468

Total liabilities and stockholders’ equity	$370,242	$308,482

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations (FFO)
(In thousands, except per share and unit amounts)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2006	June 30, 2006
Net loss	$(2,166)	$(3,691)
Plus minority interests in Operating Partnership	(1,179)	(2,012)
Plus real estate related depreciation and amortization (2)	7,433	13,863

Funds from Operations (FFO) (1)	$4,088	$8,160

FFO per share and unit — basic and diluted	$0.33	$0.66

Weighted average shares and units outstanding — basic	12,340	12,339

Weighted average shares and units outstanding — diluted	12,362	12,364

(1)	As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $7,414 and $13,826 and the Company’s share of joint venture real estate depreciation and amortization of $19 and $37 for the three and six months ended June 30, 2006, respectively.
Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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